EXHIBIT (99-10)
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                       Jones & Blouch L.L.P.
                 1025 THOMAS JEFFERSON STREET, N.W.
                       WASHINGTON, D.C. 20007
                           (202) 223-3500


                                            January 26, 1996
                                          -------------------



  The Board of Directors
  Manulife Series Fund, Inc.
  200 Bloor Street East
  Toronto, Ontario M4W 1E5


  Dear Sirs:

       We hereby consent to the reference to this firm under the caption "Legal Matters" in the Statement of Additional Information included in post-effective amendment No. 16 to the registration statement on Form N-1A, to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, File No. 2-85454 (amendment No. 17 to the registration statement under the Investment Company Act of
  1940) by Manulife Series Fund, Inc.


                                       Very truly yours,

                                       /s/Jones & Blouch L.L.P.

                                       Jones & Blouch L.L.P.
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